SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-12

                           Health Management Associates, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                                     [LOGO]

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                                   ----------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   ----------

                                February 20, 2001

      The Annual Meeting of Stockholders of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") will be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108 on Tuesday, February 20, 2001 at 1:30 p.m., local time, for the following purposes more fully described in the accompanying proxy statement:

      1.    To elect seven directors of the Company.

      2. To consider and act upon a proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

      3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on December 22, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        Timothy R. Parry,
                                        Corporate Secretary

Dated: December 27, 2000

                       Health Management Associates, Inc.
                           5811 Pelican Bay Boulevard
                           Naples, Florida 34108-2710

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                     GENERAL

      This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Health Management Associates, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, February 20, 2001, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about December 27, 2000. The proxy, when properly executed and received by the Corporate Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Corporate Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the seven director nominees named herein and, unless otherwise indicated, FOR the other proposal described in this proxy statement and in the accompanying notice of meeting.

      As of December 22, 2000, the record date for the Meeting, there were 243,573,264 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), issued and outstanding. Only holders of Common Stock of record on the books of the Company at the close of business on December 22, 2000 are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each such stockholder is entitled to one vote for each share of Common Stock registered in his name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Directors will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, will be required to approve the other proposal described in this proxy statement and in the accompanying notice of meeting.

      The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. In addition, the Company has retained Corporate Investor Communications, Inc., a professional soliciting firm, which may assist in soliciting proxies for a fee of $5,500 plus reimbursement of out-of-pocket expenses. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of December 22, 2000 certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of the class, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers of the Company as a group:

                                                             Common Stock
                                                          Beneficially Owned
                                                      -------------------------
           Name and Address of                        No. of           Percent
           Beneficial Owner (1)                       Shares           of Class
           --------------------                       ------           --------

        William J. Schoen (2)                       16,052,153            6.3%
          5811 Pelican Bay Blvd.
          Naples, FL 34108-2710

        Kent P. Dauten (3)                             385,307            0.2
          520 Lake Cook Road
          Suite 650
          Deerfield, IL 60015

        Robert A. Knox (4)                             208,592            0.1
          717 Fifth Avenue
          New York, NY 10022

        Charles R. Lees (5)                             75,108             --
          2659 Townsgate Road
          Suite 226
          Westlake Village, CA 91361

        Kenneth D. Lewis (6)                            37,066             --
          Bank of America Corporate Center
          100 North Tryon Street
          58th Floor
          Charlotte, NC 28255

        William E. Mayberry, M.D. (7)                   26,940             --
          826 Rue de Ville
          Naples, FL 34108

        Randolph W. Westerfield, Ph.D.                      -0-            --
          University of Southern California
          Marshall School of Business
          Hoffman Hall, Suite 800
          Los Angeles, CA 90089

        Earl P. Holland (8)                          2,654,527            1.1
          5811 Pelican Bay Blvd.
          Naples, FL 34108-2710

        Joseph V. Vumbacco (9)                       1,385,613            0.6
          5811 Pelican Bay Blvd.
          Naples, FL 34108-2710

                                                           Common Stock
                                                        Beneficially Owned
                                                        -------------------
        Name and Address of                             No. of      Percent
        Beneficial Owner (1)                            Shares     of Class
        --------------------                            ------     --------

       Stephen M. Ray (10)                               686,871      0.3
         5811 Pelican Bay Blvd.
         Naples, FL 34108-2710

       Timothy R. Parry (11)                              70,096       --
         5811 Pelican Bay Blvd.
         Naples, FL 34108-2710

       AMVESCAP PLC (12)                              24,133,281      9.9
         11 Devonshire Square
         London EC2M 4YR
         England

       AXA Financial, Inc. (13)                       17,878,409      7.3
         1290 Avenue of the Americas
         New York, New York  10104

       All Directors and Executive Officers           21,582,273      8.4
       as a Group (11 persons) (14)

----------
(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Negligible percentages have been omitted from the table.
(2) The amount shown includes: (a) 9,993,645 shares issuable upon exercise of currently exercisable options; (b) 506,896 shares held by Mr. Schoen individually; and (c) an aggregate of 5,551,612 shares held by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary.
(3) The amount shown includes 7,532 shares issuable upon exercise of currently exercisable options.
(4) The amount shown includes 6,688 shares issuable upon exercise of currently exercisable options.
(5) The amount shown includes 63,858 shares issuable upon exercise of currently exercisable options.
(6) The amount shown reflects shares issuable upon exercise of currently exercisable options.
(7) The amount shown includes: (a) 21,878 shares issuable upon exercise of currently exercisable options; and (b) 5,062 shares held by Dr. Mayberry as Trustee of the W.E. Mayberry Trust.
(8) The amount shown includes: (a) 1,047,500 shares issuable upon exercise of currently exercisable options; (b) 632,430 shares held by Mr. Holland individually; (c) an aggregate of 866,500 shares held by Mr. Holland in joint tenancy with members of his family; (d) 20,000 shares held by Mr. Holland's wife as custodian for their daughter (as to which shares Mr. Holland disclaims beneficial ownership); and (e) 88,097 shares held by Mr. Holland as sole Trustee of the Declaration of Trust Established for the Benefit of Earl P. Holland.
(9) The amount shown includes: (a) 1,249,750 shares issuable upon exercise of currently exercisable options; (b) 17,303 shares held in Mr. Vumbacco's account under the Company's Retirement Savings Plan, as to which shares he has investment power only; and (c) 118,560 shares held by Mr. Vumbacco individually, certain of which shares are held in a self-directed IRA in which Mr. Vumbacco has the sole power of disposition.
(10) The amount shown includes: (a) 64,621 shares held by Mr. Ray individually; and (b) 622,250 shares held by Mr. Ray as sole Trustee of the Stephen M. Ray Living Trust.
(11) The amount shown includes: (a) 60,625 shares issuable upon exercise of currently exercisable options; and (b) 9,471 shares held by Mr. Parry individually.

(12) The amount shown and the following information is derived from a Schedule 13G filed on May 9, 2000: AMVESCAP PLC, the parent holding company of certain investment advisor companies, has shared voting and shared dispositive power with respect to all of such shares.
(13) The amount shown and the following information is derived from Amendment No. 2 to Schedule 13G dated July 10, 2000 filed jointly on behalf of AXA, AXA Financial, Inc., and four French mutual insurance companies as a group: such shares are beneficially owned by Alliance Capital Management L.P. (13,916,388 shares), Donaldson, Lufkin & Jenrette Securities Corporation (145,070 shares), The Equitable Life Assurance Society of the United States (3,420,500 shares), and DLJ Asset Management Group, Inc. (396,451 shares). All of such shares were acquired solely for investment purposes and by Alliance Capital Management, L.P. and DLJ Asset Management Group, Inc. on behalf of client discretionary investment advisory accounts. Alliance Capital Management L.P., The Equitable Life Assurance Society of the United States and DLJ Asset Management Group, Inc. have sole power to vote a total of 11,125,360 of such shares; Alliance Capital Management L.P. has shared power to vote 6,382,100 of such shares; Alliance Capital Management L.P., Donaldson, Lufkin & Jenrette Securities Corporation, The Equitable Life Assurance Society of the United States and DLJ Asset Management Group, Inc. have sole power to dispose of a total of 17,745,893 of such shares; and Donaldson, Lufkin & Jenrette Securities Corporation has shared power to dispose of 132,570 of such shares.
(14)  See footnotes (2) through (11) to this table.

                              ELECTION OF DIRECTORS

      A Board of Directors consisting of seven directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified.

      The Board of Directors recommends the election of the seven nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the seven nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

                                                                                          Year
                                                                                          First
                                                                                         Elected
                             Name and Background                                         Director
                             -------------------                                         --------
William J. Schoen, age 65, has served as Chairman of the Board and Chief                    1983
    Executive Officer of the Company since April 1986. He was first elected a director in February 1983, became President and Chief Operating Officer in
    December 1983, and Co-Chief Executive Officer in December 1985. He
    relinquished the position of President in April 1997. From 1982 to 1987 Mr.
    Schoen was Chairman of Commerce National Bank, Naples, Florida, and from
    1973 to 1981 he was President, Chief Operating Officer and Chief Executive
    Officer of The F&M Schafer Corporation, a consumer products company. From
    1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of
    Indian Head, Inc., a diversified company. Mr. Schoen also serves on the
    Board of Directors of Horace Mann Insurance Companies.

Kent P. Dauten, age 45, served as a director of the Company from March 1981                 1981
    through May 1983, and from June 1985 through September 1988. He was again elected a director in November 1988. Since February 1994 Mr. Dauten has been
    President of Keystone Capital, Inc., a private investment advisory firm founded by him. From January 1993 until February 1994, Mr. Dauten was a
    Senior Vice President of Madison Dearborn Partners, Inc., an investment management company. Mr. Dauten was formerly a Senior Vice President of First
    Chicago Investment Corporation and First Capital Corporation of Chicago, the
    venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also serves on the Board of Directors of Iron Mountain Incorporated.

Robert A. Knox, age 48, became Senior Managing Director of Cornerstone Equity               1985
    Investors, LLC, an investment advisory firm, in December 1996. From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from
    1984 to 1994 he was President, of Prudential Equity Investors, Inc., an
    investment capital firm. Prior to that and since 1975, Mr. Knox was employed by The Prudential Insurance Company of America. He also serves on the Board of Directors of Lechters, Inc. and various private companies, and is a
    Trustee of Boston University.

Charles R. Lees, age 81, served as a director of the Company from April 1988                1988
    through September 1988, and was again elected a director in February 1989.
    Mr. Lees has been in the private practice of law, concentrating in tax matters, since May 1985. For more than 25 years prior to his retirement in
    1979, Mr. Lees was a Partner of the accounting firm of KPMG International, formerly know as KPMG Peat Marwick LLP, specializing in tax matters.

                                                                                            Year
                                                                                           First
                                                                                          Elected
                              Name and Background                                         Director
                              -------------------                                         --------
Kenneth D. Lewis, age 53, has served as President and Chief Operating Officer of             1991
    Bank of America since October 1999. From January 1999 to October 1999, he served as President, and from September 1998 to January 1999, he served as
    President, Consumer and Commercial Banking, of Bank of America. Prior to
    that, he was President of NationsBank Corporation, a position that he had held since November 1993. From December 1991 to November 1993 he served as
    President of General Banking for NationsBank. Prior to that, Mr. Lewis had been employed by NCNB Corporation in various capacities since 1969, including President of NCNB Texas from 1988 to 1990 and President of NCNB
    National Bank of Florida from 1986 to 1988. Mr. Lewis also serves on the
    Board of Directors of Lowe's Companies, Inc.

William E. Mayberry, M.D., age 71, is the retired President and Chief Executive              1994
    Officer of the Mayo Foundation and the retired Chairman of the Board of
    Governors of the Mayo Clinic, Rochester, Minnesota, where he had been employed in various capacities from 1960 until his retirement in 1992.

Randolph W. Westerfield, Ph.D., age 59, has been the Dean of the Marshall School             2000
    of Business at the University of Southern California, Los Angeles,
    California since 1993. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania, for 20
    years. Dr. Westerfield also serves on the Board of Directors of William Lyon
    Homes.

    Board Meetings and Committees of the Board

      During the fiscal year ended September 30, 2000 ("Fiscal 2000"), the Board of Directors held five meetings. Each director attended at least 75% of the Board meetings and meetings of the Board Committees on which he served.

      The Company has standing Audit and Compensation Committees of the Board of Directors. Although the Company has no standing Nominating Committee, the Board of Directors will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company, to the attention of the Corporate Secretary.

      The members of the Audit Committee are Mr. Dauten (Chairman), Mr. Lees, Dr. Westerfield and Dr. Mayberry. The Committee reviews with Ernst & Young LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Ernst & Young LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Ernst & Young LLP. In addition, the Audit Committee provides oversight review of the Company's Corporate Compliance Program. The Company's Audit Committee Charter, adopted by the Board and included as Appendix A to this Proxy Statement, more specifically sets forth the duties and responsibilities of the Audit Committee. The Audit Committee held four meetings during Fiscal 2000. The Audit Committee's report relating to Fiscal 2000 appears on page 15 of this proxy statement.

      The members of the Compensation Committee are Messrs. Knox (Chairman), Dauten and Lewis. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See "EXECUTIVE COMPENSATION." The Compensation Committee held four meetings during Fiscal 2000.

    Compensation of Directors

      During Fiscal 2000, the Company paid its non-employee directors $2,000 per quarter for their services as directors and $3,000 (or, since February, 2000, $5,000) for each Board meeting attended. All of the Company's directors other than Mr. Schoen qualified for such payments, and during Fiscal 2000 such fees paid aggregated $168,000. The Company also reimburses all of its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Except as described under "Directors' Stock Options" below, the Company had no other compensation arrangements with non-employee directors during Fiscal 2000.

    Directors' Stock Options

      Pursuant to the Company's Stock Option Plan for Outside Directors, during Fiscal 2000 the Company granted to each of Messrs. Dauten, Knox, Lees, Lewis and Dr. Mayberry, each a non-employee director of the Company, an option, expiring on May 25, 2010, to purchase 7,500 shares of Common Stock at an exercise price of $12.125 per share. Dr. Westerfield, also a non-employee director of the Company, was granted an option, expiring on May 15, 2010, to purchase 7,500 shares of Common Stock at an exercise price of $14.75 per share. Each such option is exercisable in 1,875-share annual increments commencing one year from the date of the grant. None of such options is transferable except by will or intestacy, and during the optionee's lifetime they are exercisable only by him. Unexercised options lapse 90 days after the optionee ceases to be a director of the Company, except that if the optionee dies while serving as a director, his options lapse six months after death.

    No non-employee directors exercised options during Fiscal 2000.

      Section 16(a) Beneficial Ownership Reporting Compliance

            Since the 2000 Annual Meeting of Stockholders, Robert A. Knox, a director of the Company, inadvertently filed late with the Securities and Exchange Commission (the "SEC") two reports disclosing two transactions in Class A Common Stock beneficially owned by him. Both such reports have since been filed, and all of the Company's directors and executive officers are now current in such filings. In making the foregoing statements, the Company has relied on the written representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

                             EXECUTIVE COMPENSATION

      Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended September 30, 2000, 1999 and 1998, paid by the Company to those persons who were, at the end of Fiscal 2000, the Chief Executive Officer of the Company and the four other executive officers of the Company (collectively, the "Named Executives").

                           Summary Compensation Table

                                                    Annual Compensation                  Long-Term Compensation
                                             --------------------------------    -----------------------------------
                                                                                         Awards              Payouts
                                                                       Other     ---------------------       -------
                                                                      Annual     Restricted                             All Other
                                                                      Compen-      Stock                      LTIP        Compen-
                                             Salary         Bonus     sation       Awards      Options       Payouts      sation
Name and Principal Position       Year       ($) (1)       ($) (2)    ($) (3)      ($) (4)     (#) (5)       ($) (6)        ($)
---------------------------       ----       -------       -------    -------    ----------    -------       -------    ---------
William J. Schoen                 2000      $600,000      $650,000    $3,497      $650,000    1,000,000      $450,000        0
Chairman and Chief                1999       581,250       383,625     3,333       383,625    1,000,000       300,000        0
Executive Officer                 1998       525,000       525,000     3,333       525,000            0       300,000        0

Earl P. Holland                   2000      $375,000      $406,250    $3,497      $406,250      500,000             0        0
Vice Chairman and Chief           1999       356,250       235,125     3,333       235,125      500,000             0        0
Operating Officer                 1998       300,000       300,000     3,333       300,000            0             0        0

Joseph V. Vumbacco                2000      $375,000      $406,250    $2,498      $406,250      500,000             0        0
President and Chief               1999       368,750       243,375     2,458       243,375      500,000             0        0
Administrative Officer            1998       350,000       350,000     2,333       350,000            0             0        0

Stephen M. Ray                    2000      $200,000      $166,667    $3,497      $166,667      200,000             0        0
Executive Vice President          1999       191,000        90,486     3,333        90,486      200,000             0        0
and Chief Financial               1998       164,000        98,400     3,166        98,400            0             0        0
Officer

Timothy R. Parry                  2000      $161,250      $ 94,375    $3,497      $ 94,375      100,000             0        0
Vice President, General           1999       149,000        49,170     3,333        40,170      100,000             0        0
Counsel and Corporate             1998       146,000        73,000     2,920        73,000       37,500             0        0
Secretary

----------
(1) The amounts shown include cash compensation earned and paid during the fiscal year indicated as well as cash compensation deferred at the election of the Named Executive.
(2) The bonuses shown were awarded and paid in the succeeding fiscal year for services rendered during the fiscal year indicated.
(3) The amounts shown include employer contributions to the Company's Retirement Savings Plan, a 401(k) plan. The amounts shown do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation for each fiscal year shown did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus shown for the Named Executive.
(4) The amounts shown reflect contingent awards of Common Stock pursuant to the Company's 1996 Executive Incentive Compensation Plan (the "EICP"). The awards shown were made in the succeeding fiscal year for services rendered during the fiscal year indicated, and the dollar values shown represent the aggregate market value of the shares awarded on the respective dates of the awards. Without giving effect to awards made after the close of Fiscal 2000, the aggregate numbers and dollar values of such shares credited to the respective individuals' contingent award accounts at Fiscal 2000 year-end, based on the market value of the Common Stock at Fiscal 2000 year-end ($20.8125 per share), were: Mr. Schoen--136,217 shares ($2,835,016); Mr.

      Holland--66,073 shares ($1,375,144); Mr. Vumbacco--64,937 shares
      ($1,351,501); Mr. Ray--27,163 shares ($565,330); and Mr. Parry--13,913 shares ($289,564). Dividends are not payable on such shares, but customary anti-dilution adjustments apply in the event of stock splits and stock dividends.
(5) The amount shown for Mr. Parry for 1998 has been adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid on July 17, 1998.
(6) The amounts shown reflect the payment of benefits under the Company's Supplemental Executive Retirement Plan. See "EXECUTIVE COMPENSATION--Supplemental Executive Retirement Plan."

Stock Options

      Shown below is further information on grants of stock options during Fiscal 2000 to the Named Executives under the EICP. No stock appreciation rights ("SARs") were granted in Fiscal 2000 and there are no SARs outstanding.

                                             Option Grants in Fiscal 2000

                                                                                                           Grant Date
                   Individual Grants                                                                          Value
------------------------------------------------------------------------------------------------------   -------------
                                                                   Percent of
                                                                      Total
                                                                     Options
                                                                   Granted to
                                                      Options       Employees    Exercise                 Grant Date
                                                      Granted       in Fiscal     Price     Expiration   Present Value
                             Name                       (#)            Year       ($/Sh)        Date        ($) (1)
                             -----                   ---------     ----------    --------   ----------   -------------
William J. Schoen..............................      1,000,000        26.3%      $12.125      5/25/10     $7,190,000
Earl P. Holland................................        500,000        13.1        12.125      5/25/10      3,595,000
Joseph V. Vumbacco.............................        500,000        13.1        12.125      5/25/10      3,595,000
Stephen M. Ray.................................        200,000         5.3        12.125      5/25/10      1,438,000
Timothy R. Parry...............................        100,000         2.6        12.125      5/25/10        719,000

----------
(1) The hypothetical grant date present value for the options granted during Fiscal 2000 is presented pursuant to the rules of the Securities and Exchange Commission (the "SEC") and is calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in forecasting an option's present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the options (.486), risk free rate of return (6.56%), dividend yield (0%), projected time of exercise (7 years) and projected risk of forfeiture rate for vesting period (0% per annum). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the Common Stock at the time an option is exercised. There is no assurance that the hypothetical grant date present value of the options reflected on this table will be realized.

      Shown below is information with respect to option exercises by the Named Executives during Fiscal 2000 and unexercised options to purchase Common Stock, granted to the Named Executives during and prior to Fiscal 2000 under the EICP and the Company's prior stock option plans and held by them at the end of Fiscal 2000.

                   Aggregated Option Exercises in Fiscal 2000
                       and Fiscal Year-End Option Values*

                                                                            Number of Unexercised         Value of Unexercised
                                                                               Options Held at           in-the-Money Options at
                                                                             Fiscal Year-End (#)          Fiscal Year-End ($) (1)
                                            Shares                      ---------------------------    ----------------------------
                                         Acquired on       Value
               Name                      Exercise (#)   Realized ($)    Exercisable   Unexercisable    Exercisable    Unexercisable
               ----                      ------------   ------------    -----------   -------------    -----------    -------------
William J. Schoen...................        720,000      $9,554,801      9,993,645      1,750,000     $122,831,599     $14,546,875
Earl P. Holland.....................              0               0      1,047,500        875,000        9,033,420       7,273,438
Joseph V. Vumbacco..................        220,000       1,291,531      1,249,750        875,000       11,065,255       7,273,438
Stephen M. Ray......................        531,000       3,449,296        143,750        350,000        1,149,297       2,909,375
Timothy R. Parry....................              0               0         89,825        193,750          667,967       1,454,688

----------
* Pursuant to anti-dilution provisions of the respective plans, all numbers of shares and per share prices have been adjusted to give effect, as applicable, to seven 3-for-2 stock splits in the form of stock dividends paid on April 9, 1992, November 3, 1993, June 17, 1994, October 20, 1995, June 14, 1996, October 23, 1997 and July 17, 1998.
(1) Expressed as the excess of the market value of the Common Stock at Fiscal 2000 year-end ($20.8125 per share) over the exercise price of each option.

Employment Agreements

      The Company has an Amended and Restated Employment Agreement with William
J. Schoen, dated December 15, 1992, providing for him to serve as the Company's Chairman of the Board, President and Chief Executive Officer at an annual base salary of $400,000, subject to cost of living increases by the Board of Directors. Mr. Schoen is also guaranteed participation in the Company's Incentive Compensation Plan for Corporate Officers and Management Staff (the "Incentive Compensation Plan") (see "EXECUTIVE COMPENSATION--Report of Compensation Committee With Respect to Executive Compensation") at the 125% category, and certain fringe benefits. Mr. Schoen's employment is terminable upon his death, disability, voluntary termination or for defined cause. Should the Company otherwise terminate Mr. Schoen's employment or reduce his responsibilities or authority, or should there be a defined change in control of the Company, then Mr. Schoen will be entitled to a lump sum payment equal to the gross income paid him by the Company for the preceding three years. Mr. Schoen has agreed not to compete with the Company or its affiliates during the term of this agreement.

      The Company does not have employment agreements with any of its other executive officers.

Supplemental Executive Retirement Plan

      The Company's Supplemental Executive Retirement Plan (the "Supplemental Plan") is a deferred compensation plan for key executive employees that is not intended to be tax-qualified. It commenced on May 1, 1990 for the Company's executive officers. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his normal retirement date, for the longer of 120 months or his life. The monthly benefit, which is determined by the Board of Directors, may vary for each participant and may be increased periodically by the Board. During Fiscal 2000, the Company recorded $240,000 of deferred compensation expense in respect of the Supplemental Plan. To qualify for benefits, a participant must continue as an employee until age 62 and must be an employee for at least five years after commencing participation. With respect to participants who have met these qualifications, a "rabbi trust" has been established to hold Company contributions. Generally, no benefit is paid if employment is terminated before a participant reaches his normal retirement date, regardless of the reason. However, if a participant's employment is terminated by the Company following a

"change of ownership" of the Company (as that term is defined in the Supplemental Plan) benefits are payable. Upon such a "change of ownership" a "rabbi trust" must be established for participants who have not begun to receive benefit payments and the Company must make contributions to such trust in accordance with the Supplemental Plan. In that case, the actuarial equivalent of a participant's retirement benefit is paid in a single sum as soon as practicable after termination of employment for any reason. If such a change of ownership occurs after a participant has already begun to receive benefit payments, the actuarial equivalent of the remaining benefits payable will be paid in a single sum. In the event a participant dies after qualifying for retirement benefits but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant's designated beneficiary or legal representative. Life insurance contracts have been purchased by the Company to provide some or all of the benefits under the Supplemental Plan. Such contracts may be held by, or made payable to, any rabbi trusts established in connection with the Supplemental Plan.

Report of Compensation Committee With Respect to Executive Compensation

      The following report of the Compensation Committee required by the rules of the SEC to be included in this proxy statement shall not be deemed incorporated by reference by any statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

    Executive Compensation Philosophy

      The fundamental compensation philosophy of the Board of Directors is that there should be a substantial and meaningful connection between executive compensation and stockholder value. Under the supervision of the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of outside directors and which also administers the EICP, the Company's prior Stock Incentive Plan for Corporate Officers and Management Staff (the "Stock Incentive Plan") and the Company's prior stock option plans, the Company has developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services as well as increase stockholder value by aligning closely the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are intended to serve as only a portion of an executive's total achievable compensation. The Board of Directors believes that attracting and retaining executives of high quality is essential to the Company's growth and success. The Board of Directors further believes that the long term success of the Company is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable measures of Company performance. The Company relies to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to quality of health care services provided, profitability and stockholder value. In years of outstanding achievement, executive officers will be substantially rewarded for their respective contributions to the Company's success through a combination of cash and stock-based incentive awards.

    The EICP

      The EICP, which was approved by the stockholders in 1996, is a comprehensive executive compensation plan which provides for grants of performance or annual incentive awards that may be settled in cash, stock or other property, as well as stock options, SARs, restricted stock, deferred stock and other stock-related awards.

    Executive Officer Compensation

      The Company's current total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary determined at the beginning of each calendar year and the awarding of incentive bonuses pursuant to the EICP, as described below. The base salaries are fixed at levels that the Compensation Committee believes to be generally below amounts paid to highly qualified senior executives at other large companies engaged in similar businesses as the Company. Salaries are reviewed on an annual basis and may be increased at that time based on (i) the Compensation Committee's consensus that the individual's contribution to the Company has increased and (ii) increases in competitive pay levels.

      In general, annual cash compensation incentives for executives are intended to reflect the Company's belief that management's contribution to improving the quality of health care services and stockholder return are related to earnings growth. Under the current incentive compensation program under the EICP (which parallels the prior Incentive Compensation Plan), a bonus (calculated as a percentage of base salary) is paid to participants for each year in which the Company achieves, in audited fiscal year-end results, at least 75% of its profit plan. Each participant in this incentive compensation program is in one of eight bonus categories (ranging from 10% to 125% of base salary), and his proportionate share of the annual bonus depends upon the profit percentage achieved by the Company. Participants in this incentive compensation program are selected and assigned to bonus categories by the Compensation Committee, and all of the Company's executive officers are participants.

      Long-term incentives are currently intended to be provided through the grant of stock options and contingent stock awards. Under the EICP, the Compensation Committee has the authority to determine the individuals to whom stock options are granted, the terms on which option grants are made, and the term of and the number of shares subject to each option. Through the grant of stock options, the objective of aligning executive officers' long-range interests with improving health care services and stockholder return are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. In granting stock options to the Company's senior management, the Compensation Committee reviews and considers the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each option grantee. During Fiscal 2000, options to purchase an aggregate of 3,807,000 shares of Common Stock were granted under the EICP, including options to purchase an aggregate of 2,300,000 shares granted to the Named Executives. See "EXECUTIVE COMPENSATION--Stock Options."

      Under the current stock incentive program under the EICP (which parallels the prior Stock Incentive Plan), the Compensation Committee has the authority to award shares of Common Stock to all executive officers and senior managers of the Company. In making such awards, the Compensation Committee considers all of the factors discussed, and follows the procedure described, in the preceding paragraph.

      Stock awards under the prior Stock Incentive Plan and the stock incentive program under the EICP are generally contingent upon completion of four additional years of employment with the Company. The market value as of the award grant date of the shares credited to an executive's contingent award account for any fiscal year may not exceed 100% of the executive's bonus for the same year under the incentive compensation program discussed above. No shares are issued or reserved for the executive's account at the time of an award, but are instead issued after the fourth anniversary of the award grant date, provided the executive is still an employee of the Company. During Fiscal 2000, the Company recorded $1,500,000 of deferred compensation expense in respect of such stock awards.

      Executive officers may also participate in the Company's Retirement Savings Plan, a 401(k) plan, which includes both employer and employee contributions. In addition, the Company has a deferred compensation program which provides payments to key executive employees selected by the Board of Directors who reach normal retirement age. The amount of the benefit provided each executive is at the discretion of the Board. See "EXECUTIVE COMPENSATION--Supplemental Executive Retirement Plan."

    Chief Executive Officer Compensation

      The key performance measure used to determine Mr. Schoen's Fiscal 2000 compensation package was the Compensation Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company.

      Pursuant to the terms of his employment agreement with the Company (see "EXECUTIVE COMPENSATION--Employment Agreements"), which was approved by the Board of Directors in 1992, Mr. Schoen's annual base salary is $400,000, subject to cost of living increases by the Board of Directors. For Fiscal 2000, his salary amounted to $600,000. The Compensation Committee believes that Mr. Schoen's salary is fixed at a level which is below the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at other large companies engaged in similar businesses.

      Consistent with the Company's executive compensation philosophy, Mr. Schoen's total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the incentive compensation program of the EICP, paid after the end of the fiscal year and based on the quality of health care services delivered by the Company's hospitals and the profitability of the Company. The long-term incentive component currently takes the form of stock options and contingent stock awards under the EICP. Mr. Schoen is also eligible to receive other awards under the EICP. Both the annual and long-term components of Mr. Schoen's incentive compensation are variable and closely tied to corporate performance in a manner which encourages dedication to improving health care services and building stockholder value.

      In evaluating the performance and setting the incentive compensation of Mr. Schoen as the Company's Chief Executive Officer, the Compensation Committee has taken particular note of outstanding QSM patient satisfaction survey results during Fiscal 2000. QSM is a quality management program that questions patients on various topics relating to health care services and compares the results against specific patient-care objectives set by management and staff physicians. In addition, the Compensation Committee considered Mr. Schoen's leadership in the Company's acquisition of two hospitals during Fiscal 2000 (which acquisitions increased the Company's licensed beds by approximately 9%), the successful completion by the Company of the sale of $488,750,000 in principal face value of Convertible Senior Subordinated Debentures due 2020 (which sale allowed the Company to retire certain of its debt which bore interest at a higher rate), as well as a substantial annual increase in the Company's stockholder value since 1991.

      Among the key indicators of the Company's performance in Fiscal 2000, net patient service revenue increased 16.4% from $1,355.7 million in Fiscal 1999 to $1,577.7 million in Fiscal 2000, and net income increased 11.9% from $149.8 million in Fiscal 1999 to $167.7 million in Fiscal 2000. Diluted earnings per share increased 15.3% from $.59 in Fiscal 1999 to $.68 in Fiscal 2000. In addition, the Company has paid seven 3-for-2 stock splits in the form of stock dividends since April 1992.

      In addition to leading the Company to outstanding financial achievements, Mr. Schoen has established a strong record in the areas of quality of health care services provided, innovation and management efficiency, has built a strong management team, and has aggressively pursued new areas for growth. Mr. Schoen has also been the architect of the Company's industry niche and its successful acquisition strategy.

      Mr. Schoen's short-term and long-term incentive compensation package for Fiscal 2000 includes a cash bonus in an amount equal to 125% of his annual salary, a contingent stock award in an amount equal to his cash bonus, and the grant of an option to purchase 1,000,000 shares of Common Stock. Mr. Schoen's compensation package has successfully focused on the importance of improving the health care services delivered by the Company's hospitals as well as increasing stockholder value, by providing him with significant short-term and long-term incentive compensation during periods when performance objectives have been met or exceeded.

                                        Compensation Committee:


                                        Robert A. Knox, Chairman
                                        Kent P. Dauten
                                        Kenneth D. Lewis

Report of the Audit Committee to Stockholders

      The following report of the Audit Committee required by the rules of the SEC to be included in this proxy statement shall not be deemed incorporated by reference by any statement incorporating this proxy statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

      The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of four members of the Company's Board of Directors, each of whom is independent pursuant to the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, included as Appendix A to this proxy statement. The Audit Committee, among other things, recommends to the Board: (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K; and (ii) the selection of the independent auditors to audit the books and records of the Company.

      The Audit Committee has: (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2000 with the Company's management and with Ernst & Young LLP, the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committees). Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the SEC.

                                        Audit Committee:


                                        Kent P. Dauten, Chairman
                                        Charles R. Lees
                                        William E. Mayberry, M.D.
                                        Randolph W. Westerfield, Ph.D.

Stock Price Performance Graph

      The following graph sets forth a comparison of the cumulative total stockholder return on the Common Stock during the five-year period ended September 30, 2000, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 2000 year-end, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and companies on the S&P Health Care Sector Index.

                      Comparison of Cumulative Total Return

                                              9/30/95  9/30/96  9/30/97  9/30/98  9/30/99  9/30/00
                                              -------  -------  -------  -------  -------  -------
Health Management Associates, Inc. ..........   100     175.09   221.49   287.58   122.13   327.96
S & P 500 ...................................   100     120.34   169.01   184.30   235.24   266.49
S & P Health Care Sector ....................   100     130.98   179.32   247.92   254.98   320.08

      Assumes $100 invested on September 30, 1995 in the Company's Common Stock, the companies comprising the Standard & Poor's 500 Stock Index and the companies currently comprising the S&P Health Care Sector Index. Total return assumes reinvestment of dividends.

      There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

      The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

                              CERTAIN TRANSACTIONS

      Pursuant to a Registration Agreement dated as of September 2, 1988, certain of the Company's executive officers (William J. Schoen, Earl P. Holland and Stephen M. Ray), and Robert A. Knox, a director of the Company, have certain demand registration rights and "piggyback" registration rights, at the Company's expense, with respect to registration under the Securities Act of all of their shares of Common Stock.

                        SELECTION OF INDEPENDENT AUDITORS

      The firm of Ernst & Young LLP, Certified Public Accountants, served as the independent auditors of the Company for Fiscal 2000, and the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

      The Company has been advised by Ernst & Young LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 2002 Annual Meeting of Stockholders, such proposal must be received by the Company no later than September 1, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such Annual Meeting. Stockholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before the 2002 Annual Meeting of Stockholders if notice thereof is received by the Company no later than November 12, 2001.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters that may be presented for action at the Meeting. Should any other matters come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        Timothy R. Parry,
                                        Corporate Secretary

Dated: December 27, 2000

                                   APPENDIX A

                       HEALTH MANAGEMENT ASSOCIATES, INC.
                             AUDIT COMMITTEE CHARTER

I.    FORMATION & STATEMENT OF POLICY.

      1) Formation of Audit Committee. The Audit Committee (the "Committee") of the Board of Directors of Health Management Associates, Inc. (the "Company"), was established by the Board of Directors of the Company (the "Board") prior to 1991. The Committee serves at the pleasure of the Board. The Board may at any time change the membership of the Committee, fill vacancies in it, or dissolve it.

      2) Committee's Statement of Policy. The policy of the Committee shall be to work closely with the Board, executive management, the Company's internal audit department, and the Company's outside auditor, to develop and maintain an audit committee function that is approved by the Board, in compliance with the rules of the New York Stock Exchange ("NYSE"), and acceptable to all. The Committee will assist the Board in fulfilling its fiduciary responsibility to the stockholders and financial community relating to the quality and integrity of the Company's accounting systems, financial reporting process, and overall internal control structure.

II.   ORGANIZATION.

      1) Composition/Expertise Requirement of Committee Members. The Committee shall be appointed by the Board, in accordance with the following criteria:

            (a) Number of Committee Members. Subject to the restrictions of the Certificate of Incorporation and By-laws of the Company and the rules promulgated from time to time by the NYSE (the "NYSE Rules"), the Committee shall consist of at least three
                  (3) members of the Board, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, as the Board may from time to time determine;

            (b) Financial Literacy. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee; and

            (c) Financial Management Experience. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

      2) Independence Requirement of Audit Committee Members. In addition to the requirement of being independent provided in Section II(1)(a), above, the following restrictions shall apply to every Committee member:

            (a) Employees. A director who is an employee (including non-employee executive officers (as "officers" is defined below)) of the Company or any of its affiliates (as "affiliates" is defined below) may not serve on the Committee until three (3) years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director may serve on the Committee after three (3) years following the termination of the relationship between the Company and the former parent or predecessor. "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company. "Officer" shall have the meaning specified in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or any successor rule.

            (b) Business Relationships. A director (i) who is a partner, controlling stockholder, or executive officer of an organization that has a business relationship (as "business relationship" is defined below) with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant), may serve on the Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In connection with the Board's making such a determination regarding the independence of a director pursuant to this paragraph, the Committee shall provide the Board with any information that the Committee has regarding issues that the Board should consider under the NYSE Rules, including, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer, or employee of an organization that has such a relationship. The director may serve on the Committee without the above-referenced Board determination after three (3) years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, stockholder interest, or executive officer position, or (3) the direct business relationship between the director and the Company.

            (c) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serve on that corporation's compensation committee may not serve on the Committee.

            (d) Immediate Family. A director who is an Immediate Family Member (as "Immediate Family Member" is defined below) of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Committee until three
                  (3) years following the termination of such employment relationship. "Immediate Family Member" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law, and anyone (other than employees) who shares such person's home.

            (e) Exception to Independence Requirement of Committee Members. Notwithstanding the requirements of Sections II(1)(a) and II(2), above, one director who is no longer an employee or who is an Immediate Family Member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Committee if the Board determines in its business judgment that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

      3) Election and Term of Committee Members. Committee members shall be appointed by resolution adopted by the majority of the entire Board. Subject to the restrictions of the Certificate of Incorporation and By-laws of the Company and the NYSE Rules, each member shall hold office at the pleasure of the Board and until his or her successor has been duly appointed and qualified, or until his or her prior resignation or removal.

      4) Removal or Resignation. Any member of the Committee may be removed with or without cause by vote of the majority of the entire Board. Any member of the Committee may resign from the Committee at any time by giving written notice to the Board or the Board's Chairman. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or the Chairman, and the acceptance of the resignation shall not be necessary to make it effective. The resignation of a director from the Committee shall not constitute such director's resignation from the Board.

      5) Place, Time, and Procedural Matters of Committee Meetings. The Committee should meet a minimum of three (3) times per year, with additional special meetings called as necessary, at such time and place as it shall from time to time determine. A meeting prior to the Company's fiscal year-end shall be held with the internal and outside auditors and with management to discuss the scope and objectives of both the internal and external examinations. A post-audit meeting with the same parties in attendance shall be held to review and discuss written comments pointing out weaknesses in internal accounting controls and/or other matters noted during the outside and internal auditors' examinations, along with management's response to each. The Board shall determine which member shall be the Chair of the Committee. The Committee will meet at such times as shall be determined by its Chair, or upon the request of any two of its members, upon three (3) days notice to each member either personally or by mail or by telecommunications. The agenda of each meeting will be prepared under the direction of the Chair of the Committee and, whenever reasonably practicable, circulated to each member prior to the meeting date. The Chair will preside, when present, at all meetings of the Committee. As necessary or desirable, the Chair shall request that members of management, general counsel, the director of internal audit, the chief corporate compliance officer, and representatives of the outside auditor be present at the meetings of the Committee. The Committee shall also hold private sessions with both the internal and outside auditors separately, as necessary or desirable, to encourage candid and confidential discussions of any sensitive issues.

      6) Action by the Committee. A majority of the Committee shall constitute a quorum. In the absence of a Committee majority, the Chair and one (1) other committee member may act on behalf of the Committee. Unless otherwise later restricted by the Company's Certificate of Incorporation or By-laws, (i) any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee and (ii) members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by these means shall constitute presence in person at the meeting.

      7) Minutes. Minutes shall be prepared for all meetings of the Committee to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved as presented or as modified at the next meeting of the Committee.

III. ROLES & RESPONSIBILITIES.

      Within the context of the Committee's Statement of Policy, the primary roles and responsibilities of the Committee shall be as follows:

      1) Annual Review of Charter. Review and reassess the adequacy of this Audit Committee Charter, as conditions dictate but at least on an annual basis, including issues of compliance with the NYSE Rules.

      2) Written Confirmation to NYSE. Review and authorize all NYSE required written confirmations (e.g., as part of the initial listing process, and with respect to any subsequent changes to the composition of the Committee, and otherwise approximately once each year) to be provided to the NYSE regarding: (i) any determination that the Board has made regarding the independence of directors; (ii) the financial literacy of the Committee members; (iii) the determination that at least one of the Committee members has accounting or related financial management expertise; and (iv) the annual review and reassessment of the adequacy of this Audit Committee Charter.

      3) Outside Auditor Selection & Replacement. Select and recommend to the Board and the stockholders the annual appointment of the independent outside auditor, including the review of their qualifications, independence, audit scope, related non-audit services, and fees. The Committee, along with the Board, shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor of the Company (or to select the outside auditor to be proposed for stockholder ratification pursuant to any proxy statement), and the Company's outside auditor shall be ultimately accountable to both the Board and the Committee.

      4) Written Statement of Outside Auditor. Ensure that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between such auditor and the Company.

      5) Independence and Accountability of Outside Auditor. Actively engage in dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and recommend to the Board the appropriate action(s) necessary, in light of the outside auditor's report(s), to ensure to the Committee's satisfaction the independence of the Company's outside auditor, and ensure that the outside auditor for the Company is made to be ultimately accountable to the Board and the Committee.

      6) Reporting and Internal Accounting Controls. Assist the Board in fulfilling its fiduciary responsibilities for financial reporting and internal accounting controls. Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report to the SEC on Form 10-K.

      7) Information & Communications. Facilitate communications among non-Committee directors, the Company's management, the internal auditor, and the outside auditor.

      8) Significant Financial Reporting Issues. Review with financial management and the outside auditor their timely analysis of significant financial reporting issues (including changes in, or new adoptions of, accounting principles and disclosure practices), review the Company's quarterly and annual financial statements and related footnotes, and inquire about significant risk or exposure areas.

      9) Financial Disclosure Practices. Review the appropriateness, not just the acceptability, of the Company's current and proposed financial disclosure practices, including the degree of aggressiveness or conservatism of its accounting principles, and of the underlying management estimates for significant accruals and reserves.

      10) Internal Audit Department. Review the staffing, policies, and procedures for the Company's internal audit department, as well as any significant internal audit findings along with management's responses.

      11) Legal Compliance. Review the Company's procedures for compliance with laws and government regulations, including monitoring its Corporate Compliance Program by meeting with the Company's General Counsel and Chief Corporate Compliance Officer.

      12) Code of Business Conduct Compliance. Monitor compliance with the Company's Code of Business Conduct. Check to see if annual reaffirmation of compliance with the Code of Business Conduct has been accomplished.

      13) Executive Reimbursement. Review the appropriateness of the policies and practices utilized to reimburse executive officers' expenses and covering other perquisites (including their use of corporate assets).

      14) Certain Investigations. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

      15) Feedback. Provide periodic feedback on the performance of the Company's Chief Financial Officer, internal auditor, Chief Corporate Compliance Officer, and other financial managers to the Chief Executive Officer or the Compensation Committee of the Board as appropriate.

      16) Review and Training. Review various financial areas of the Company (e.g., operational finance, reimbursement, MIS, and disaster plans) as a means of expanding the Committee's knowledge and understanding of the Company's operations and its business and financial risks, and in order to provide ongoing training to the Committee's members.

IV. ADDITIONAL REPORTING.

      The Committee shall report to the Board on a regular basis, outlining its activities since the previous meeting. This report shall discuss any specific findings observed and actions the Committee has taken as well as the Committee's plans for its future meetings.

V. OTHER.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare the Company's financial statements, to plan or conduct audits of those financial statements, or to determine that those financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent outside auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent outside auditors, or to assure compliance with applicable laws and regulations.

                            v  FOLD AND DETACH HERE  v
--------------------------------------------------------------------------------

                                      PROXY

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                       2001 Annual Meeting of Stockholders

      The undersigned hereby appoints WILLIAM J.SCHOEN and TIMOTHY R.PARRY, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108, on Tuesday, February 20, 2001 at 1:30 p.m., local time, and at any adjournments thereof:

1.    Election of Directors.

        |_| FOR all nominees listed below        |_| WITHHOLD AUTHORITY to vote
            (except as marked to the contrary).      for all nominees listed
                                                     below.

      INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

      William J.Schoen   Kent P.Dauten    Robert A.Knox   Charles R.Lees
      Kenneth D.Lewis   William E.Mayberry, M.D.   Randolph W.Westerfield, Ph.D.

2. Proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

        |_| FOR                  |_| AGAINST               |_| ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

             (continued and to be signed and dated on reverse side)
                            v  FOLD AND DETACH HERE  v
--------------------------------------------------------------------------------

      This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the seven named nominees for directors and, unless otherwise specified, FOR the other proposal listed herein and described in the accompanying proxy statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated December 27,2000,describing more fully the proposals set forth herein.

                                   Dated: ________________________________, 2001


                                   _____________________________________________
                                               Signature of Stockholder


                                   _____________________________________________
                                     Signature of Stockholder (if held jointly)

                                   Please date and sign name exactly as it
                                   appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.